Exhibit 5.1

KPMG LLP

777 Dunsmuir Street

Vancouver, BC V7Y 1K3

Canada

Tel 604-691-3000

Fax 604-691-3031

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Westport Fuel Systems Inc.

We, KPMG LLP, consent to the use of our report dated March 13, 2023, on the consolidated financial statements of Westport Fuel Systems Inc., which comprise the consolidated balance sheets as of December 31, 2022 and December 31, 2021, the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes, and our report dated March 13, 2023 on the effectiveness of internal control over financial reporting as of December 31, 2022 which are incorporated by reference, and to the reference to our firm under the heading “Auditors” in the short form base shelf prospectus.

/s/ KPMG LLP

Chartered Professional Accountants

April 14, 2023

Vancouver, Canada